For the semi-annual period ended April 30, 2017
File No. 811-03981
Prudential World Fund, Inc.

SUB-ITEM 77I





PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

      Prudential World Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

      (a) 60,000,000 authorized but unissued shares of Prudential Jennison Global Opportunities Fund Class C Common Stock and 75,000,000 authorized but unissued shares of Prudential Jennison International Opportunities Fund Class C Common Stock as 135,000,000 shares of Prudential QMA International Equity Fund Class T Common Stock (the "QMA International Class T Common Stock");

      (b) 65,000,000 authorized but unissued shares of Prudential Emerging Markets Debt Local Currency Fund Class A Common Stock and 125,000,000 authorized but unissued shares of Prudential Jennison Global Opportunities Fund Class A Common Stock as 190,000,000 shares of Prudential Emerging Markets Debt Local Currency Fund Class T Common Stock (the "Debt Local Currency Class T Common Stock");

      (c) 235,000,000 authorized but unissued shares of Prudential QMA International Equity Fund Class A Common Stock (the "QMA Class A Common Stock") as 235,000,000 shares of Prudential Jennison Global Opportunities Fund Class T Common Stock (the "Global Opportunities Class T Common Stock");

      (d) 160,000,000 authorized but unissued shares of Prudential Jennison International Opportunities Fund Class A Common Stock and 75,000,000 authorized but unissued shares of Prudential Jennison Global Infrastructure Fund Class A Common Stock (the "Jennison Infrastructure Class A Common Stock") as 235,000,000 shares of Prudential Jennison International Opportunities Fund Class T Common Stock (the "International Opportunities Class T Common Stock");

      (e) 55,000,000 authorized but unissued shares of the Jennison Infrastructure Class A Common Stock and 60,000,000 authorized but unissued shares of the QMA Class A Common Stock as 115,000,000 shares of Prudential Jennison Global
Infrastructure Fund Class T Common Stock (the "Global
Infrastructure Class T Common Stock"); and

      (f) 225,000,000 authorized but unissued shares of Prudential Jennison Emerging Markets Fund Class A Common Stock as 225,000,000 shares of Prudential Jennison Emerging Markets Fund Class T Common Stock (the "Emerging Markets Class T Common Stock," and, together with the QMA International Class T Common Stock, the Debt Local Currency Class T Common Stock, the Global Opportunities Class T Common Stock, the International Opportunities Class T Common Stock and the Global Infrastructure Class T Common Stock, the "Class T Common Stock").

The Class T Common Stock shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of a new class of the applicable series of Common Stock as set forth in the Charter.

      SECOND:Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 4,200,000,000 shares, $0.01 par value per share,
having an aggregate par value of $42,000,000, classified and designated as follows:
            Prudential QMA International Equity Fund
         Class A Common Stock 395,000,000
      Class B Common Stock    5,000,000
      Class C Common Stock 100,000,000
      Class Z Common Stock 180,000,000
      Class Q Common Stock  180,000,000
            Prudential Emerging Markets Debt Local Currency Fund
         Class A Common Stock   75,000,000
      Class C Common Stock   50,000,000
         Class Q Common Stock 50,000,000
         Class Z Common Stock 250,000,000
            Prudential Jennison Global Opportunities Fund
         Class A Common Stock  150,000,000
      Class C Common Stock 125,000,000
         Class Q Common Stock  200,000,000
         Class Z Common Stock 200,000,000
            Prudential Jennison International Opportunities Fund
         Class A Common Stock   200,000,000
      Class C Common Stock 200,000,000
         Class Q Common Stock    250,000,000
         Class Z Common Stock   200,000,000
            Prudential Jennison Global Infrastructure Fund
         Class A Common Stock 150,000,000
      Class C Common Stock 100,000,000
         Class Z Common Stock    150,000,000
         Class Q Common Stock    125,000,000
            Prudential Jennison Emerging Markets Fund
         Class A Common Stock 250,000,000
      Class C Common Stock 65,000,000
         Class Q Common Stock   250,000,000
         Class Z Common Stock   300,000,000

      THIRD:As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 4,200,000,000 shares,
$0.01 par value per share, having an aggregate par value of $42,000,000, classified and designated as follows:
            Prudential QMA International Equity Fund
         Class A Common Stock 100,000,000
      Class B Common Stock  5,000,000
      Class C Common Stock 100,000,000
      Class Z Common Stock 180,000,000
      Class Q Common Stock  180,000,000
      Class T Common Stock 135,000,000
            Prudential Emerging Markets Debt Local Currency Fund
         Class A Common Stock   10,000,000
      Class C Common Stock   50,000,000
         Class Q Common Stock 50,000,000
         Class Z Common Stock   250,000,000
         Class T Common Stock 190,000,000
            Prudential Jennison Global Opportunities Fund
         Class A Common Stock  25,000,000
      Class C Common Stock    65,000,000
         Class Q Common Stock  200,000,000
         Class Z Common Stock  200,000,000
         Class T Common Stock 235,000,000
            Prudential Jennison International Opportunities Fund
         Class A Common Stock   40,000,000
      Class C Common Stock    125,000,000
         Class Q Common Stock  250,000,000
         Class Z Common Stock   200,000,000
         Class T Common Stock 235,000,000
            Prudential Jennison Global Infrastructure Fund
         Class A Common Stock    20,000,000
      Class C Common Stock   100,000,000
         Class Z Common Stock    150,000,000
         Class Q Common Stock    125,000,000
         Class T Common Stock  115,000,000
            Prudential Jennison Emerging Markets Fund
         Class A Common Stock    25,000,000
      Class C Common Stock   65,000,000
         Class Q Common Stock  250,000,000
         Class Z Common Stock    300,000,000
         Class T Common Stock 225,000,000
      FOURTH:These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.
      FIFTH:The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of [his or her] knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]



            IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 9th day of March, 2017.

ATTEST:PRUDENTIAL WORLD FUND, INC.
/s/Jonathan D. Shain____      By:__/s/Scott E. Benjamin
Name:  Jonathan D. Shain    Name:  Scott E. Benjamin
Title: Assistant Secretary   Title: Vice President